SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PITTWAY CORP DEL

          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                11/07/96            1,500-           45.3500
                                10/31/96            1,500            45.3500
               THE GABELLI SMALL CAP GROWTH FUND
                                11/07/96            1,500            45.3500
          GAMCO INVESTORS, INC.
                                11/08/96            3,500-           44.8571
                                11/07/96            2,500-           45.0000
                                11/06/96            3,500-           45.0000
                                11/05/96            1,000-           45.1125
                                11/04/96              750-           45.2417
                                10/24/96            1,500-           44.2417
                                10/23/96              500-           44.4250
                                10/03/96              300-           43.6250
                                 9/24/96              900-           43.6250
                                 9/23/96              400-           43.6250
                                 9/19/96              150-           44.6250


















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.


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